Filed Pursuant to Rule 424(b)(3)
Registration No. 333-147754
PROSPECTUS
485,309 Shares
Libbey Inc.
Common Stock

     This prospectus relates to up to 485,309 shares of our common stock, par value $0.01 per share, which may be offered for sale from time to time by the selling stockholder named in this prospectus. The selling stockholder may sell the shares of common stock described in this prospectus in a number of different ways and at varying prices. We provide more information about how the selling stockholder may sell its shares of common stock in the section titled “Plan of Distribution” on page 8. We will not receive any of the proceeds from the sale of the shares of common stock sold by the selling stockholder. We will bear all expenses of the offering of common stock, except that the selling stockholder will pay any applicable underwriting fees, discounts or commissions and transfer taxes.
     Our common stock is listed for trading on the New York Stock Exchange under the symbol “LBY.” On December 11, 2007, the closing price of our common stock on the New York Stock Exchange was $15.83 per share.
     Investing in our securities involves risks. See “Risk Factors” on page 3.
     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 11, 2007

ABOUT THIS PROSPECTUS
     This prospectus is part of a resale registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. The selling stockholder may offer and sell, from time to time, an aggregate of up to 485,309 shares of our common stock under the prospectus. In some cases, the selling stockholder will also be required to provide a prospectus supplement containing specific information about the selling stockholder and the terms on which it is offering and selling our common stock. We may also add, update or change in a prospectus supplement any information contained in this prospectus. You should read this prospectus and any accompanying prospectus supplement, as well as any post-effective amendments to the registration statement of which this prospectus is a part, together with the additional information described under “Where You Can Find More Information” before you make any investment decision.
     You should rely only on the information contained in this prospectus. Neither we nor the selling stockholder have authorized anyone to provide you with information different from that contained in this prospectus or additional information. This prospectus is offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of our common stock. Our business, financial condition, results of operations and prospects may have subsequently changed since the date of this prospectus or any prospectus supplement or the date of any document incorporated by reference.

PROSPECTUS SUMMARY
     This summary highlights information contained elsewhere in this prospectus or in documents incorporated herein by reference. You should read the entire prospectus carefully, including the section entitled “Risk Factors,” before deciding to invest in our common stock.
The Company
     Libbey Inc. is a leading supplier of tableware products in the U.S. and Canada, in addition to supplying tableware products to other key export markets. We have the largest manufacturing, distribution and service network among glass tableware manufacturers in the Western Hemisphere. We design and market, under our LIBBEY®, Crisa®, Royal Leerdam®, World® Tableware, Syracuse® China and Traex® brand names, an extensive line of high-quality glass tableware, ceramic dinnerware, metal flatware, hollowware and serveware, and plastic items for sale primarily in the foodservice, retail, business-to-business and industrial markets. Through our subsidiary B.V. Koninklijke Nederlandsche Glasfabriek Leerdam (Royal Leerdam), we manufacture and market high-quality glass stemware under the Royal Leerdam® brand name. Through our subsidiary Crisal-Cristalaria Automática S.A. (Crisal), we manufacture glass tableware in Portugal and market it worldwide. We also manufacture and market ceramic dinnerware under the Syracuse® China brand name through our subsidiary Syracuse China. Through our World Tableware subsidiary, we import and sell metal flatware, hollowware and serveware and ceramic dinnerware. We design, manufacture and distribute an extensive line of plastic items for the foodservice industry under the Traex® brand name through our subsidiary Traex Company. We are the largest glass tableware manufacturer in Latin America through our Crisa subsidiary.
     The customers for our tableware products include approximately 500 foodservice distributors in the U.S. and Canada. In the retail market, we sell to mass merchants, department stores, retail distributors, national retail chains and specialty houseware stores. In addition, our industrial market primarily includes customers that use glass containers for candle and floral applications, craft stores and gourmet food packaging companies. In Europe, we market glassware to close to 60 distributors and decorators that service the highly developed business-to-business sector where products are customized with company logos for promotional and resale purposes by large breweries and distilleries. We also have other customers who use our products for promotional or other private uses. No single customer accounts for 10 percent or more of our sales, although the loss of any of our major customers could have a meaningful effect on us.
     Our business has three reportable segments from which we derive revenue from external customers: North American Glass, North American Other and International. We believe this segmentation is appropriate based upon our growing focus on the global market, management’s operating decisions and performance assessment.
     Our principal executive offices are located at 300 Madison Avenue, Toledo, Ohio 43604, and our telephone number at that address is (419) 325-2100. Our website can be found at www.libbey.com. The information contained in, or that can be accessed through, our website is not part of this prospectus or any accompanying prospectus supplement. Unless the context indicates otherwise, references in this prospectus to “we,” “us,” “our” and “the company” refer to Libbey Inc., its predecessors and its wholly owned subsidiaries.
     We have numerous trademarks, patents and copyrights in the United States and in certain foreign countries. All trademarks, trade names and service marks appearing in this prospectus are the property of their respective owners.

RISK FACTORS
     Investment in our common stock involves a high degree of risk. Before making an investment decision, you should carefully consider the specific risks described under the heading “Risk Factors” in any applicable prospectus supplement and under the caption “Risk Factors” in any of our filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934, as amended, or the Exchange Act, which are incorporated herein by reference. Each of the risks described in these headings could adversely affect our business, financial condition, results of operations and prospects, and could result in a complete loss of your investment. For more information, see “Where You Can Find More Information.”
FORWARD-LOOKING STATEMENTS
     This prospectus and any accompanying prospectus supplement, including the information we incorporate by reference, contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and are forward-looking statements. Such statements are based on management’s beliefs and assumptions and on information currently available to our management. You can identify most forward-looking statements by the use of words such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Among the factors that could cause actual results to differ materially from those indicated in the forward-looking statements are risks and uncertainties inherent in our business, including but not limited to, general economic, business and financing conditions, labor relations, governmental action, competitor pricing activity, expense volatility and other risks described under the heading “Risk Factors” in our most recent annual and quarterly reports filed with the SEC and in other documents incorporated herein by reference, as well as any amendments thereto reflected in subsequent filings with the SEC.
     Given these uncertainties, you should not place undue reliance on these forward-looking statements. Also, forward-looking statements represent our management’s beliefs and assumptions only as of the date of the relevant document. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
USE OF PROCEEDS
     We will not receive any of the proceeds from the sale of the shares by the selling stockholder.
DESCRIPTION OF CAPITAL STOCK
     The following summary of the rights of our capital stock is not complete and is subject to and qualified in its entirety by reference to our Restated Certificate of Incorporation and Amended and Restated Bylaws, copies of which are filed as exhibits to our registration statement on Form S-3, of which this prospectus forms a part. See “Where You Can Find More Information.”
     As of November 21, 2007, our authorized capital stock consisted of 50,000,000 shares of common stock, $0.01 par value per share, and 5,000,000 shares of preferred stock in one or more series, $0.01 par value per share.
Common Stock
     As of November 21, 2007, we had:
•	14,556,589 shares of common stock outstanding, not including the 485,309 shares described in this prospectus; and

•	an aggregate of 1,007,275 shares of our common stock reserved for issuance pursuant to future grants under our 2006 Omnibus Incentive Plan.
     Voting Rights
     Holders of our common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Holders of our common stock are not entitled to cumulative voting rights with respect to the election of directors, which means that the holders of a majority of the shares voted can elect all of the directors then standing for election.

     Dividends
     Subject to limitations under Delaware law and preferences that may apply to any outstanding shares of preferred stock, holders of our common stock are entitled to receive ratably such dividends or other distributions, if any, as may be declared by our board of directors out of funds legally available therefor.
     Liquidation
     In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to the liquidation preference of any outstanding preferred stock.
     Rights and Preferences
     Our common stock has no preemptive, conversion or other rights to subscribe for additional securities. There are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.
     Fully Paid and Non-Assessable
     All outstanding shares of our common stock are validly issued, fully paid and non-assessable.
Preferred Stock
     As of November 21, 2007, we had no shares of preferred stock outstanding.
     Our board of directors is authorized, subject to the limits imposed by the Delaware General Corporation Law, or the DGCL, to fix or alter the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions, if any), the redemption price or prices, the liquidation preferences, any other designations, preferences and relative, participating, optional or other special rights, and any qualifications, limitations or restrictions thereof, of any wholly unissued series of preferred stock, and the number of shares constituting any such unissued series and the designation thereof, or any of them; and to increase or decrease the number of shares of any series subsequent to the issue of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.
Registration Rights Agreement
     On June 16, 2006, a warrant to purchase 485,309 shares of our common stock was issued to Merrill Lynch PCG, Inc., a Delaware corporation, or Merrill Lynch, the selling stockholder named in this prospectus. In connection with the issuance of the warrant, we entered into a registration rights agreement with Merrill Lynch, dated as of June 16, 2006. On June 18, 2007, pursuant to Section 2(a) of the registration rights agreement, Merrill Lynch requested that we file a registration statement with the SEC to register all of the shares of our common stock underlying the warrant so that those shares may be publicly resold by Merrill Lynch. We will maintain the effectiveness of the registration statement of which this prospectus is a part for the earlier of (a) 18 months in the aggregate, subject to certain adjustments, or (b) the first date as of which all the shares of common stock included in the registration statement have been sold.
     Expenses of Registration
     Other than underwriting fees, discounts and commissions, we will pay all expenses relating to this registration. We will also pay, or reimburse, Merrill Lynch for up to $100,000 in legal fees and disbursements that Merrill Lynch reasonably incurs in connection with the registration statement and the sale of the common stock pursuant thereto.
Transfer Agent and Registrar
     The transfer agent and registrar for our common stock is The Bank of New York. The transfer agent and registrar for any series or class of preferred stock will be set forth in the applicable prospectus supplement.
New York Stock Exchange
     Our common stock is listed for trading on the New York Stock Exchange under the symbol “LBY.”
Delaware Takeover Statute
     We are subject to Section 203 of the DGCL. This statute regulating corporate takeovers prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for three years following the date that the stockholder became an interested stockholder, unless:
•	prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•	the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (a) shares owned by persons who are directors and also officers and (b) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	on or subsequent to the date of the transaction, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.
     Section 203 defines a business combination to include:
•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;

•	subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.
     In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by the entity or person.
Restated Certificate of Incorporation and Amended and Restated Bylaw Provisions
     Provisions of our Restated Certificate of Incorporation and Amended and Restated Bylaws may have the effect of making it more difficult for a third party to acquire, or discourage a third party from attempting to acquire, control of our company by means of a tender offer, a proxy contest or otherwise. These provisions may also make the removal of incumbent officers and directors more difficult. These provisions are intended to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to first negotiate with us. These provisions could also limit the price that investors might be willing to pay in the future for shares of our common stock. These provisions may make it more difficult for stockholders to take specific corporate actions and could have the effect of delaying or preventing a change in control of Libbey. The amendment of any of these anti-takeover provisions would require approval by holders of at least 80% of our outstanding common stock entitled to vote on such amendment.
     In particular, our Restated Certificate of Incorporation and Amended and Restated Bylaws provide for the following:
     Removal of Directors, Vacancies
     Directors may be removed without cause; however, directors may be removed only by (a) a majority vote of the directors then in office or (b) the affirmative vote of the stockholders holding at least 80% of the outstanding shares of our capital stock entitled to vote in the election of directors. Vacancies on our board of directors may be filled only by our board of directors.
     No Cumulative Voting
     Delaware law provides that stockholders are not entitled to the right to cumulative votes in the election of directors unless our certificate of incorporation provides otherwise. Our certificate of incorporation does not expressly provide for cumulative voting.
     No Written Consent of Stockholders
     Any action to be taken by our stockholders must be effected at a duly called annual or special meeting and may not be effected by written consent.
     Special Meetings of Stockholders
     Special meetings of our stockholders may be called only by the board of directors, or a majority of the members of the board of directors, or by a committee of the board of directors that has been duly designated by the board of directors and whose power and authority, as provided in a resolution of the board of directors or in the bylaws of the corporation, include the power to call such meetings.
     Amendment
     The approval of not less than a majority of the outstanding shares of our capital stock entitled to vote is required to amend the provisions of our Amended and Restated Bylaws by stockholder action. However, to amend the provisions of our Restated Certificate of Incorporation that are described above in this section, the approval of not less than 80% of the outstanding shares of our capital stock entitled to vote is required. These provisions make it more difficult to circumvent the anti-takeover provisions of our Restated Certificate of Incorporation and our Amended and Restated Bylaws.
     Issuance of Designated Preferred Stock
     Our board of directors is authorized to issue, without further action by the stockholders, up to 5,000,000 shares of designated preferred stock with rights and preferences, including voting rights, designated from time to time by the board of directors. The existence of authorized but unissued shares of preferred stock enables our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise.
     Limitation of Liability and Indemnification of Executive Officers and Directors
     Delaware law authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties. Our certificate of incorporation includes a provision that eliminates, to the fullest extent permitted by Delaware law, the personal liability of a director to our company or our stockholders for monetary damages for any breach of fiduciary duty as a director. Subject to certain limitations, our bylaws provide that we must indemnify our directors and executive officers to the fullest extent permitted by Delaware law.
     The limitation of liability and indemnification provisions in our certificate of incorporation and bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.
     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.
     There is currently no pending material litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought.

SELLING STOCKHOLDER
     The following table provides the name of the selling stockholder and the number of shares of our common stock offered by it under this prospectus. The information regarding shares beneficially owned after the offering assumes the sale of all shares offered by the selling stockholder.
     The selling stockholder does not have any position, office or other material relationship with us or any of our affiliates, nor has it had any position, office or material relationship with us or any of our affiliates within the past three years, except for those listed in the footnotes to the following table or otherwise disclosed in this prospectus. The number of shares beneficially owned by the selling stockholder and its percentage ownership prior to the offering is based on the 485,309 shares underlying the warrant to purchase common stock issued to the selling stockholder on June 16, 2006.
     Information with respect to beneficial ownership has been furnished by the selling stockholder. Beneficial ownership is determined in accordance with the rules of the SEC. Except as indicated by footnote and subject to community property laws where applicable, to our knowledge, the person named in the table below has sole voting and investment power with respect to all shares of common stock shown as beneficially owned by such person.

	Shares			Shares
	Beneficially Owned Before		Maximum Number	Beneficially Owned After
	the Offering		of Shares	the Offering
Name	Number	Percent	Being Offered	Number	Percent
Merrill Lynch PCG, Inc.(1)	485,309	3.230%	485,309	—	—

(1)	On June 16, 2006, Merrill Lynch PCG, Inc. purchased $102 million aggregate principal amount of 16% senior subordinated secured pay-in-kind notes due 2011 of Libbey Glass, Inc.

PLAN OF DISTRIBUTION
     The selling stockholder may sell the shares from time to time on any stock exchange or automated interdealer quotation system on which the shares are listed, in the over-the-counter market, in privately negotiated transactions or otherwise, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at prices otherwise negotiated. The selling stockholder may sell the shares by one or more of the following methods, without limitation:
     (a) block trades in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
     (b) purchases by a broker or dealer as principal and resale by the broker or dealer for its own account pursuant to this prospectus;
     (c) an exchange distribution in accordance with the rules of any stock exchange on which the shares are listed;
     (d) ordinary brokerage transactions and transactions in which the broker solicits purchases;
     (e) privately negotiated transactions;
     (f) short sales;
     (g) through the writing of options on the shares, whether or not the options are listed on an options exchange;
     (h) through the distribution of the shares by any selling stockholder to its partners, members or stockholders; and
     (i) any combination of any of these methods of sale.
     The selling stockholder may also transfer the shares by gift. We do not know of any arrangements by the selling stockholder for the sale of any of the shares.
     The selling stockholder may engage brokers and dealers, and any brokers or dealers may arrange for other brokers or dealers to participate in effecting sales of the shares. These brokers or dealers may act as principals, or as an agent of the selling stockholder. Broker-dealers may agree with the selling stockholder to sell a specified number of the shares at a stipulated price per share. If the broker-dealer is unable to sell shares acting as agent for the selling stockholder, it may purchase as principal any unsold shares at the stipulated price. Broker-dealers who acquire shares as principals may thereafter resell the shares from time to time in transactions on any stock exchange or automated interdealer quotation system on which the shares are then listed, at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. Broker-dealers may use block transactions and sales to and through broker-dealers, including transactions of the nature described above. The selling stockholder may also sell the shares in accordance with Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), rather than pursuant to this prospectus, regardless of whether the shares are covered by this prospectus.
     To the extent required under the Securities Act, the aggregate amount of the selling stockholder’s shares being offered and the terms of the offering, the names of any agents, brokers, dealers or underwriters and any applicable commission with respect to a particular offer will be set forth in an accompanying prospectus supplement. Any underwriters, dealers, brokers or agents participating in the distribution of the shares may receive compensation in the form of underwriting discounts, concessions, commissions or fees from a selling stockholder and/or purchasers of selling stockholder’s shares for whom they may act (which compensation as to a particular broker-dealer might be in excess of customary commissions).
     The selling stockholder and any underwriters, brokers, dealers or agents that participate in the distribution of the shares may be deemed to be “underwriters” within the meaning of the Securities Act, and any discounts, concessions, commissions or fees received by them and any profit on the resale of the shares sold by them may be deemed to be underwriting discounts and commissions.
     The selling stockholder may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the shares in the course of hedging the positions they assume with the selling stockholder, including, without limitation, in connection with distributions of the shares by those broker-dealers. The selling stockholder may enter into option or other transactions with broker-dealers that involve the delivery of the shares offered hereby to the broker-dealers, who may then resell or otherwise transfer those shares. The selling stockholder may also loan or pledge the shares offered hereby to a broker-dealer and the broker-dealer may sell the shares offered hereby so loaned or upon a default may sell or otherwise transfer the pledged shares offered hereby.

     We have agreed to indemnify in certain circumstances the selling stockholder and any underwriters of the shares covered by the registration statement, against certain liabilities, including liabilities under the Securities Act. The selling stockholder has agreed to indemnify us in certain circumstances against certain liabilities, including liabilities under the Securities Act.
     The shares offered hereby were originally issued to the selling stockholder pursuant to an exemption from the registration requirements of the Securities Act. We agreed to register the shares under the Securities Act and to keep the registration statement of which this prospectus is a part effective for a specified period of time. We have agreed to pay all expenses in connection with this offering, including the fees and expenses of counsel to the selling stockholder, but not including underwriting discounts, concessions, commissions or fees of the selling stockholder.
     We will not receive any proceeds from sales of any shares by the selling stockholder.
     We cannot assure you that the selling stockholder will sell all or any portion of the shares offered hereby.
LEGAL MATTERS
     The validity of the shares offered by this prospectus will be passed upon for us by Latham & Watkins LLP, Chicago, Illinois.
EXPERTS
     The consolidated financial statements appearing in our Annual Report (Form 10-K) for the year ended December 31, 2006 (including the schedule appearing therein), and our management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2006 included therein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference, which as to the years 2005 and 2004 are based in part on the reports of Galaz, Yamazaki, Ruiz Urquiza, S.C., member of Deloitte Touche Tohmatsu. Such consolidated financial statements and management’s assessment are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.
     The combined financial statements of Vitrocrisa Holding, S. de R.L. de C.V. and Subsidiaries, Crisa Libbey, S.A. de C.V. and Crisa Industrial, L.L.C. as of and for the year ended December 31, 2005, incorporated by reference in this Registration Statement on Form S-3, have been audited by Galaz, Yamazaki, Ruiz Urquiza, S.C., member of Deloitte Touche Tohmatsu, an independent registered public accounting firm, as stated in their report dated April 14, 2006, which is incorporated by reference herein, and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.
LIMITATION ON LIABILITY AND DISCLOSURE OF COMMISSION POSITION ON
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES
     Our restated certificate of incorporation and amended and restated bylaws provide that we will indemnify our directors and officers, and may indemnify our employees and other agents, to the fullest extent permitted by the Delaware General Corporation Law. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
WHERE YOU CAN FIND MORE INFORMATION
     We are subject to the informational requirements of the Exchange Act, and file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, proxy statements and other information we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. You may also access filed documents at the SEC’s web site at www.sec.gov.
     This prospectus is part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act. Pursuant to the SEC rules, this prospectus, which forms a part of the registration statement, does not contain all of the information in such registration statement. You may read or obtain a copy of the registration statement, including exhibits, from the SEC in the manner described above.
     The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents instead of having to repeat this information in this prospectus. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus and the termination of the offering:
•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2006, filed on March 16, 2007;

•	our Quarterly Report on Form 10-Q for the three months ended March 31, 2007, filed on May 10, 2007;

•	our Quarterly Report on Form 10-Q for the three and six months ended June 30, 2007, filed on August 9, 2007;

•	our Quarterly Report on Form 10-Q for the three and nine months ended September 30, 2007, filed on November 9, 2007;

•	our Proxy Statement on Schedule 14A for the annual stockholders’ meeting held on May 3, 2007, filed on April 2, 2007;

•	our Current Reports on Form 8-K filed on June 21, 2006, January 17, 2007, February 15, 2007, February 16, 2007, April 24, 2007, May 9, 2007, May 22, 2007, July 31, 2007, November 1, 2007, and November 30, 2007; and

•	the description of our common stock contained in our registration statement on Form S-1 filed with the SEC on June 17, 1993 including any amendments or reports filed for the purpose of updating the description.
     Any statement incorporated herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
     You may request a free copy of any of the documents incorporated by reference in this prospectus by writing to us or telephoning us at the address and telephone number set forth below.
Libbey Inc.
Attn: Corporate Secretary
300 Madison Avenue
Toledo, Ohio 43604
(419) 325-2100
     You may also access all of the documents above and incorporated by reference into this prospectus free of charge at our website www.libbey.com. The reference to our website does not constitute incorporation by reference of the information contained on such website.

485,309 Shares
LIBBEY INC.
Common Stock

PROSPECTUS